UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2008

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College,

Pennsylvania 16803

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 21, 2008, Rex Energy Corporation issued a press release announcing the commencement of an underwritten public offering of approximately 8.0 million shares of its common stock, par value $0.001 per share. The Company intends to offer 4.0 million shares and certain selling shareholders intend to sell the remaining 4.0 million shares.

A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Exhibit Title
99.1	Press Release of Rex Energy Corporation dated April 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President,
Secretary and General Counsel

Date: April 21, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of Rex Energy Corporation dated April 21, 2008.